UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2012

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. was held on May 24, 2012.

(b)	The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1. Election of Directors: Our shareholders elected the following ten directors to each serve a one-year term expiring on the date of the 2013 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
Lloyd C. Blankfein	326,075,987	12,069,272	877,124	64,882,380

M. Michele Burns	334,251,822	3,990,657	779,904	64,882,380

Gary D. Cohn	332,813,773	5,538,322	670,288	64,882,380

Claes Dahlbäck	334,767,446	3,491,236	763,701	64,882,380

Stephen Friedman	333,581,166	4,726,409	714,808	64,882,380

William W. George	334,882,969	3,404,379	735,035	64,882,380

James A. Johnson	283,574,506	48,776,433	6,671,444	64,882,380

Lakshmi M. Mittal	330,929,423	7,497,818	595,142	64,882,380

James J. Schiro	335,159,231	3,221,033	642,119	64,882,380

Debora L. Spar	335,289,878	2,618,842	1,113,663	64,882,380

2. Advisory Vote to Approve Executive Compensation (Say on Pay): Our shareholders approved the say on pay proposal.

For	Against	Abstain	Broker Non-Votes
318,810,962	17,138,047	3,073,374	64,882,380

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2012.

For	Against	Abstain
400,240,580	3,130,180	534,003

4. Shareholder Proposal Regarding Cumulative Voting: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
81,215,546	256,861,603	945,234	64,882,380

5. Shareholder Proposal Regarding Executive Compensation and Long-Term Performance: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
58,513,624	275,738,782	4,769,977	64,882,380

6. Shareholder Proposal Regarding Lobbying Expenditures: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
25,208,282	275,526,519	38,287,582	64,882,380

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.

(Registrant)

Date: May 24, 2012	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel